UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 29, 2007

AMERICAN LEISURE HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Nevada	333-48312	75-2877111
(State or other jurisdiction File Number)	(Commission Identification No.)	(IRS Employer of incorporation)

2460 Sand Lake Road, Orlando, FL, 32809
(Address of principal executive offices)(Zip Code)

Registrant's telephone number, including area code (407) 251-2240

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On or around June 29, 2007, TDS Amenities, Inc. and TDS Town Homes (Phase 2), LLC (collectively “TDS”), two wholly owned subsidiaries of American Leisure Holdings, Inc. (the “Company,” “we,” and “us”) issued Central Florida Ventures, L.L.C. a Promissory Note (the “Central Florida Note”) in the amount of $4,000,000 in connection with a $4,000,000 loan made to TDS.  The Central Florida Note is due and payable on June 29, 2008, and any amount outstanding on the Central Florida Note bears interest at the rate of thirteen percent (13%) per annum, compounded monthly until paid in full on the maturity date.  Any amount not paid on the Central Florida Note when due is subject to a “late charge” of 5% of such unpaid amount.  TDS is able to repay all or any portion of the Central Florida Note at any time without penalty. In the event the Central Florida Note is not paid in full when due, any amounts then outstanding will bear interest at the highest rate allowable by Florida law.

The funds received by TDS in connection with the sale of the Central Florida Note were used for payments to the general contractor for work that has been performed on the Tierra del Sol Resort.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

Exhibit Number	Description
10.1*	Promissory Note with Central Florida Ventures
* Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN LEISURE HOLDINGS, INC.

Dated: August 7, 2007	By:	/s/ Malcolm J. Wright
Malcolm J. Wright Chief Executive Officer